EXHIBIT 10.2

CONSULTING AGREEMENT
CONSULTING AGREEMENT effective as of November 4, 2015 between MELA Sciences, Inc. (the "Company"), a Delaware corporation, and Jeffrey F. O'Donnell, Sr. (the "Consultant").
Recitals:
The Consultant is a member of the Company's Board of Directors and serves on the Transaction Committee of the Board.  He has longstanding experience and extensive contacts in the medical device industry.
Following the Company's acquisition of the XTRAC excimer laser and VTRAC excimer lamp businesses in June 2015, the Consultant has devoted a considerable amount of time and effort to provide strategic support and guidance to the Company and its senior management in connection with the integration and operation of the Company's expanded business.
The parties wish to enter into this Agreement to set forth the basis on which the Consultant will continue to provide such support to the Company and its senior management as a consultant to the Company and with respect to certain other matters in connection with such engagement, all as set forth more fully in this Agreement.
NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:
1.            Engagement.  The Company hereby engages the Consultant as a consultant to the Company, and the Consultant hereby accepts such engagement, on the terms and conditions set forth in this Agreement.
2.            Duties.  As a consultant to the Company, the Consultant agrees to perform the services described on Exhibit A.  The Consultant shall report to the Board of Directors of the Company or its designee.
3.            Term.  The term of the Consultant's engagement hereunder shall commence on the effective date of this Agreement and shall continue in effect through June 30, 2016.  The parties may renew this Agreement thereafter upon their mutual written agreement.  This Agreement shall terminate immediately if the Consultant ceases to serve as a member of the Company's Board of Directors.
4.            Compensation.
(a)            Consulting Fees.  In consideration of the services performed and to be performed hereunder, the Consultant shall be paid the consulting fees set forth on Exhibit A.
(b)            Reimbursement of Expenses.  The Consultant shall be reimbursed for out-of-pocket expenses reasonably incurred by the Consultant in performing the consulting services contemplated by this Agreement, provided that such expenses are pre-approved by the Company, documented and submitted in accordance with the reimbursement policies of the Company as in effect from time to time.
(c)            Entire Compensation.  The compensation provided for in this Section 4 shall constitute full payment for the services to be rendered by the Consultant to the Company as a consultant pursuant to this Agreement.
5.            Non-Disclosure.
(a)            Confidentiality and Non-Use Obligations.  The Consultant acknowledges that, in the course of performing services for the Company, the Consultant may obtain knowledge of the Company's inventions, discoveries, know-how, trade secrets, business plans, products, processes, software, formulas, methods, models, prototypes, materials, disclosures, contractor and supplier lists, names and positions of employees and/or other proprietary and/or confidential information (collectively, the "Confidential Information").  The Consultant agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge any confidential information to any other person, or use any confidential information for the Consultant's own benefit or to the detriment of the Company, or for any purpose other than in connection with the performance of consulting services to the Company, without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Consultant.  The Consultant also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.
(b)            Exclusions.  The restrictions on use and disclosure of the Confidential Information set forth in this Agreement shall not apply to any portion of the Confidential Information that:  (i) is at the time of disclosure or thereafter becomes generally available to the public other than as a result of disclosure by the Consultant; (ii) becomes available to the Consultant on a non-confidential basis from a source other than the Company that has represented to the Consultant (and regarding which the Consultant reasonably believes) that such source is entitled to disclose it; (iii) was known to or in the possession of the Consultant immediately prior to the time of disclosure as evidenced by the Consultant's records and files at such time; or (iv) is independently developed or acquired by the Consultant without use of or reference to the Company's Information, as evidenced by documentation or other evidence in the Consultant's possession.
6.            Inventions and Discoveries.
(a)            Disclosure.  The Consultant shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by the Consultant (whether or not at the request or upon the suggestion of the Company), solely or jointly with others, during the course of performing services for the Company as a consultant or that are otherwise made by the Consultant through the use of the Company's time, facilities or materials (the foregoing being hereinafter referred to collectively as the "Inventions").

(b)            Assignment and Transfer.  The Consultant hereby assigns and transfers to the Company all of the Consultant's rights, titles and interests in and to each of the Inventions, and the Consultant further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to each of the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any and all of the Inventions in any and all countries and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company's interests therein.
(c)            Company Documentation.  The Consultant shall hold for the benefit of the Company all documentation, programs, data, records, research materials, drawings, manuals, disks, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company's business that are, at any time, in the possession or under the control of the Consultant.
7.            Injunctive Relief.  The Consultant acknowledges that the Consultant's compliance with the agreements in Sections 5 and 6 hereof is necessary to protect the good will and other proprietary interests of the Company and that the Consultant has been and will be entrusted with highly confidential information regarding the Company and its technology and is conversant with the Company's affairs, its trade secrets and other proprietary information.  The Consultant acknowledges that a breach of the Consultant's agreements in Sections 5 and 6 hereof will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Consultant agrees that, in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.
8.            Certain Representations, Warranties and Agreements of the Consultant.  The Consultant hereby represents and warrants to the Company that: (a) the Consultant is not a party to or otherwise subject to any agreements or restrictions that would prohibit the Consultant from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity; and (b) the Consultant is not: (i) an individual who has been debarred by the U.S. Food and Drug Administration (the "FDA") pursuant to 21 U.S.C. 335a (a) or (b) (a "Debarred Individual") from providing services in any capacity to a person that has an approved or pending drug product application, or (ii) an employer, employee or partner of a Debarred Individual.
9.            Survival of Representations, Warranties and Covenants.  The provisions of this Agreement that by their terms are intended to endure beyond the term of this Agreement shall survive the termination of this Agreement.
10.            Supersedes Other Agreements.  This Agreement supersedes and is in lieu of any and all other consulting, employment and compensation arrangements between the Consultant and the Company, but shall not supersede any existing confidentiality, nondisclosure or invention assignment agreements between the Consultant and the Company.

11.            Independent Contractor.  The parties intend that the Consultant shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status.  The Consultant shall not be entitled to any benefits paid by the Company to its employees.  The Consultant shall be solely responsible for any tax consequences applicable to the Consultant by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant's performance of consulting services hereunder.
12.            Amendments.  Any amendment to this Agreement shall be made in writing and signed by the parties hereto.
13.            Enforceability.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.
14.            Construction.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware.
15.            Assignment.  The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.  This Agreement and the obligations created hereunder may not be assigned by the Consultant.
16.            Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:
If to the Company:

MELA Sciences, Inc.
100 Lakeside Drive, Suite 100
Horsham, PA  19044
Attention: Chair, Nominating and Governance Committee

If to the Consultant, at the address set forth on the signature page.

Any party may from time to time change such party's address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.
17.            Waivers.  No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or such party's duly authorized agent.  A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.
18.            Counterparts; Facsimile or Electronic Transmission.  This Agreement may be exercised by the parties in separate counterparts, each of which shall be an original and both of which, taken together, shall constitute one and the same agreement.  A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.
(Signature page follows.)

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.
MELA SCIENCES, INC.

By:/s/ David K. Stone
David K. Stone, Chair
                                                                                                          Nominating and Governance Committee

/s/ Jeffrey F. O'Donnell, Sr.
Jeffrey F. O'Donnell, Sr.

Consultant's Address:

126 Rossmore Drive
Malvern, PA  19355

EXHIBIT A
Services:
The Consultant shall provide the following consulting services to the Company: strategic support, advice and guidance to the Company and its management team in connection with the integration and operation of the Company's expanded business, investor relations and internal and external business development activities.
The Consultant shall make himself available to consult with the Company's President and Chief Executive Officer, and other members of its management team, on request at mutually convenient times, throughout the term of this Agreement.
The Consultant shall report to the Board of Directors on at least a quarterly basis, and otherwise when requested by the Board, regarding the time devoted by the Consultant to the performance of the Services and a description of the specific Services performed during the period since his prior report.
Consulting Fees:
The Consultant shall be paid (i) an upfront payment of $40,000 within five business days after the date of this Agreement for his advice and services prior to the date of this Agreement and (ii) a retainer in the amount of $10,000 per month, commencing November 10, 2015 and continuing on the tenth day of each month thereafter through June 10, 2016.